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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                                 SCHEDULE 14C/A

                Information Statement Pursuant to Section 14(c)
          Of the Securities Exchange Act of 1934 (Amendment No._____)


Check the appropriate box:

[X] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14(c)-5(d)(2))
[ ] Definitive Information Statement

                             Xtreme Companies, Inc.
                    -----------------------------------------
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT TO SEND US A PROXY.


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                             XTREME COMPANIES, INC.
                               8100 Sahara Avenue
                                  Second Floor
                             Las Vegas, Nevada 89117

                       Notice of Action by Written Consent
                  of a Majority of the Outstanding Common Stock
                           to be taken on May 15, 2002

To the Stockholders of Xtreme Companies, Inc.:

This information statement is being furnished to all holders of the common stock of Xtreme Companies, Inc., a Nevada corporation (the "Company") pursuant to the requirements of Regulation 14c under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with an action taken by written consent of the holders of a majority of the outstanding voting stock of our Company.

Notice is hereby given that upon Written Consent of the holders of a majority of the outstanding voting securities (the "Consenting Shareholders") of our Company executed a written consent approving the following actions by our Company:

The execution and performance of by our Company of the Acquisition Agreement, dated May 15, 2002, of Nucon International, Inc. and entered into by Xtreme Companies, Inc., a Nevada corporation and Nucon International, Inc. ("Nucon"), a Nevada corporation, pursuant to which the Company will issue 25,000,000 shares of common restricted stock at $.001 par value per share for 25, 000,000 shares of common restricted stock of Nucon, which represents all of the issued and outstanding shares of Nucon on behalf of the Company. A copy of the Acquisition Agreement is filed as an exhibit herewith.

The Board of Directors further resolved that the Company adopt a compensation plan for officers, directors, employees or consultants to be compensated with S-8 shares of the Company's stock, from time to time, and in such amounts and on such terms as the management of the Company may determine as fair and reasonable.

The Board of Directors further resolved that the Company would file a SB-2 registration of 4,000,000 shares of common stock to be offered to the public for additional working capital and for the retirement of some of the outstanding obligations of Xtreme Companies, Inc. for a price per share to be determined based upon prevailing market conditions at the time of issuance.

The Board of Directors of our Company had previously approved the above actions and fixed the close of business on May 15, 2002 as the record date for the determination of shareholders entitled to vote with respect to the above actions. The Consenting Shareholders, whose shares represent approximately 78.4% of our Company's voting securities entitled to vote, have consented to the above actions. Therefore, no special meeting of shareholders will be held.

Only shareholders of record at the close of business on May 15, 2002 shall be given Notice of the Action by Written Consent. The Company is not soliciting proxies.

                                 BY ORDER OF THE BOARD OF DIRECTORS


                                 --------------------------------
                                 Shaun Hadley, President


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This information statement is being furnished to all holders of thecommon stock of the Company in connection with the Action by WrittenConsent to the Acquisition Agreement of Nucon International, Inc. and the registration and issuance of S-8 and SB-2 shares of the Company's common stock.

Item 1.

INFORMATION STATEMENT

This information statement is being furnished to all holders of the common stock of Xtreme Companies, Inc., a Nevada corporation ("XTREME"), in connection with resolutions of the Board of Directors and the written consent of the holders of in excess of 50% of the common stock of Xtreme providing for the acquisition of Nucon International, Inc., and the registration and issuance of S-8 and SB-2 common stock.

The Board of Directors and an entity owning the majority of the outstanding voting securities of Xtreme have unanimously adopted, ratified and approved resolutions to effect the acquisition of Nucon International, Inc. and the registration of S-8 and SB-2 shares of the Company's common stock. No other votes are required or necessary. See the caption "Voting Required for Approval," below.

The Form 10-KSB for the year ended December 31, 2001, filed by Xtreme with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commission's web site at www.sec.gov in the EDGAR archives. Xtreme is presently current in the filing of all reports required to be filed by the Company. See caption "Additional Information" below.

SHAREHOLDERS ARE URGED TO READ THIS INFORMATION STATEMENT AND THE EXHIBIT HERETO IN THEIR ENTIRETY

DISSENTER'S RIGHTS OF APPRAISAL

The General Corporation Law of the State of Nevada ("the "Nevada Law") does not provide for dissenter's rights of appraisal in connection with the Acquisition Agreement of Nucon International, Inc. and the registration and issuance of SB-2 and S-8 employee compensation stock.

VOTING SECURITIES AND PRINCIPLE HOLDERS THEREOF

The Board of Directors has fixed the close of business on May 15, 2002 as the record date for the determination of the common shareholders entitled to notice of proposed action by written consent.

At the record date, the Company had 5,790,064 shares of $0.001 par value common stock issued and outstanding. Shareholders holding a controlling interest of 4,540,000 (78.4%) shares of the $0.001 par value common stock as of the record date have consented to the actions required to affect the proposed Acquisition Agreement of Nucon International, Inc. and registration and issuance of SB-2 and S-8 stock. This consent will be sufficient, without further action, to provide the necessary stockholder approval of the actions. Approximately 43% of the outstanding shares are held by controling, affiliated, or related shareholders some of whom are related parties to these transactions.


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SECURITY OWNERSHIP OF EXECUTIVE OFFICERS,
DIRECTORS AND FIVE PERCENT STOCKHOLDERS

The following table sets forth information about the beneficial ownership of the Company's common stock, (no shares of preferred stock are outstanding) as of May 15, 2002 by (i) each person known by the Company to own beneficially more than five percent (5%) of the outstanding shares of common stock; (ii) each of Company's named Executive Officers and Directors; and (iii) all Directors and Executive Officers as a group.


NAME AND ADDRESSES OF      NUMBER OF SHARES         PERCENT OF
BENEFICIAL OWNER           BENEFICIALLY OWNED       OWNERSHIP
---------------------------------------------------------------
Shaun Hadley                 70,000                  1.2%
President/Director
6735 Greengrove
Las Vegas, NV 89103

Paul Hadley                  70,000                  1.2%
Secretary/Director
6735 Greengrove
Las Vegas, NV 89103

Jeff Bradley                 26,320                  .5%
Director
31 W. Horizon Ridge Pkwy
Boulder City, NV 89102

Shirlene Bradley              12,320                 .2%
9116 Covered Wagon Dr.
Las Vegas, NV 89117

Donald Bradley                12,320                 .2%
9116 Covered Wagon Dr.
Las Vegas, NV 89117

Shogun Investment Group    2,646,000                 43.8%
8100 W. Sahara Ave.
Las Vegas, NV 89117

Cede & Co                    253,474                 4.3%
P.O. Box 222
Bowling Green Station
New York, NY 10274

Clayton Kass               1,000,000                 17.2%
Director
Las Vegas, NV

Cambro Investment, Inc.      750,000                 13%
Las Vegas, NV

Steven Poliski               750,000                 13%
Las Vegas, NV

Officers and Directors       188,640                 3.2%
As a Group (5 persons)

Related control persons who voted(1)                  46%


(1) includes Shogun which is a related party to transactions herein.


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VOTE REQUIRED FOR APPROVAL

Nevada Revised Statutes provides that any action required to be taken at a special meeting or annual meeting of the stockholders of a Nevada corporation may be taken by written consent, in lieu of a meeting, if the consent is signed by stockholders owning at least a majority of the voting power. The shareholders of Xtreme owning a majority in excess of 50% of Xtreme's issued and outstanding common stock, has executed and approved the Shareholder's Consent Letter authorizing the Acquisition Agreement of Nucon International, Inc. and the registration and issuance of S-8 and SB-2 common stock. (See the heading "Voting Securities and Principle Holders Thereof" above). No further votes are required or necessary to effect the proposed actions.

NO DISSENTER'S RIGHTS

Under the Nevada Revised Statutes, the corporate actions described in this Information Statement will not afford to our shareholders the opportunity to dissent from the actions described herein or to receive an agreed or judicially appraised value for their shares.

EXPENSE OF INFORMATION STATEMENT

The expenses of mailing this Information Statement will be borne by our Company, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may after supplement it. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward the Information Statement to the beneficial owners of our common stock held of record by such persons and that our Company will reimburse them for their reasonable expenses incurred in connection therewith.

Item 2.

STATEMENT THAT PROXIES ARE NOT SOLICITED

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


Item 3.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any person having any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed actions of Xtreme Companies, Inc. or in any action covered by the related resolutions adopted by the Board of Directors, which is not shared by all other shareholders.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Exchange Act, and accordingly file reports and other information with the Securities and Exchange Commission ("SEC") relating to our business, financial statements and other matters. Reports and information filed pursuant to the informational requirements with the SEC can be inspected and copied at the Public Reference Room maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1 800 SEC 0330. Copies of our filings may also be obtained electronically by visiting the SEC's web site on the Internet at http://www.sec.gov.

COMPANY CONTACT INFORMATION]

All inquires regarding our Company should be addressed to our Company's principle executive office: Xtreme Companies, Inc., 8100 W. Sahara Ave., Second Floor, Las Vegas, NV 89117, Attention President; telephone number (702) 966-0600.

SIGNATURES

Dated February 4, 2003
                                           ------------------------
                                           Shaun Hadley
                                           President

EXHIBIT "A"
ACQUISITION AGREEMENT

Agreement dated as of May 15, 2002 between Xtreme Companies, a Nevada corporation ("Xtreme/Buyer") in behalf of its shareholders, and Nucon International, Inc., a Nevada corporation ("Nucon/Seller") on behalf of its shareholders.

The parties wish to provide for Nucon's sale of the Shares to Xtreme and Xtreme's purchase of the Shares from the Nucon on the terms and conditions of this Agreement.

The parties agree as follows:

1. The Acquisition.

1.1 Purchase and Sale Subject to the terms and conditions of this Agreement, at the closing to be held as provided in Section 2, Seller shall exchange the Shares to Xtreme, and Xtreme shall exchange the Shares from Nucon, free and clear of all Encumbrances.

1.2 Purchase Price. Purchaser will exchange 25,000,000 shares of its restricted common stock for all of the issued and outstanding original capital stock of ownership interest of Nucon. It is anticipated that this transaction will be a non-taxable event under Rule 368 of the IRS Codes and that if not, the shareholders of Nucon will pay the tax.

2. The Closing.

2.1 Place and Time. The closing of the sale and purchase of the Shares (the "Closing") shall take place at the offices of Xtreme Companies, Las Vegas, NV, no later than the close of business (Las Vegas, time) on 5/27/02, or at such other place, date and time as the parties may agree in writing.

2.2 Deliveries by Nucon. At the Closing, Nucon shall deliver the following to
Xtreme:

(a) Certificates representing the Shares, duly for transfer to Xtreme and accompanied by and applicable stock transfer tax stamps; Nucon shall cause Xtreme to change those certificates for and to deliver to Nucon at the Closing, certificates representing the Shares registered in the names of Xtreme (with any legend or other reference to any Encumbrance).

(a) The document contemplated by Section 3.

(b) All other documents, instruments and writings required by this Agreement to be delivered by Nucon at the Closing and any other documents or records relating to Nucon's business reasonably requested by Xtreme in connection with this Agreement including but not limited to all licenses and assignment agreements.

2.3 Deliveries by Xtreme. At the Closing, Xtreme shall deliver the following to
Nucon:

(a) The shares as contemplated by section 1.

(b) The documents contemplated by section 4.

(c) All other documents, instruments and writings required by this Agreement to be delivered by Xtreme at the Closing.


3. Conditions to Xtreme's Obligations

The obligations of Xtreme to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by Xtreme:

3.1 Representations, Warranties and Agreements.

(a) The representations and warranties of Nucon set forth in this Agreement shall be true and complete in all material respects as of the Closing Date as though made at such time, (b) Nucon shall have performed and compiled in all material respects with the agreements contained in this Agreement required to be performed and compiled with by it at or prior to the Closing and (c) Xtreme shall have received certificates to that effect signed by authorized representatives of Nucon.

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4. Conditions to Nucon's Obligations.

The obligations of Nucon to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by Nucon:

4.1 Representations, Agreements, Releases, Licensing of Intellectual Properties. All duties or obligations to the release from Bach-Hauser, Inc. as reflected in documents made apart as (Exhibit A) in this agreement.

(a) The representations and warranties of Xtreme set forth in this Agreement shall be true and complete in all material respects as of the Closing Date as though made at such time, (b) Xtreme shall have performed and compiled in all material respects with the agreements contained in this Agreement required to be performed and compiled with by it prior to or at the Closing and (c) Nucon shall have received a certificate to that effect signed by an officer of Xtreme.

5. Representations and Warranties of Nucon

Nucon represents and warrants to Xtreme that, to the Knowledge of Nucon (which limitation shall not apply to Section 5.3), and except as set forth in the Disclosure Letter:

5.1 Organization of Nucon. Authorization. Nucon is a corporation duly organized, validly existing and in good standing under the laws of Nevada with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of Nucon and this Agreement constitutes a valid and binding obligation of Nucon, enforceable against it in accordance with its terms.

5.2 Conflict as to Nucon. Neither the execution and delivery of this Agreement nor the performance of Xtreme's obligations hereunder will (a) violate any provision of the certificate of incorporation or by- laws of Nucon or (b) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to Nucon.

5.3 Ownership of Share. The exchange of certificates to Xtreme and the exchange to Nucon will result in Xtreme's immediate acquisition of record and beneficial ownership of the Shares, free and clear of all Encumbrances. There are no outstanding options, rights, conversion rights, agreements or commitments of any kind relating to the issuance, sale or transfer of any Equity Securities or other securities of Nucon.

5.4 Title to Properties. Either Nucon or one of its Subsidiaries owns all the material properties and assets that they purport to own (real, personal and mixed, tangible and intangible), including, without limitation, all the material properties and assets reflected in the Balance sheet (except for property sold since the date of the Balance sheet in the ordinary course of business or leased under capitalized leases), and all the material properties and assets purchased or otherwise acquired by Nucon International, Inc., or any of its Subsidiaries since the date of the Balance Sheet.

5.5 Buildings, Plants and Equipment. The buildings, plants, structures and material items of equipment and other personal property owned or leased by Nucon International, Inc., or its Subsidiaries are, in all respects material to the Business or financial condition of Nucon International, Inc., and its Subsidiaries, taken as a whole, in good operating condition and repair (ordinary wear and tear excepted) and are adequate in all such respects for the purposes for which they are being used.

5.6 Absence of Certain Changes. Since the date of the Balance Sheet, neither Nucon nor any of its Subsidiaries has:

(a) Suffered the damage or destruction of any of its properties or assets (whether or not covered by insurance) which is materially adverse to the business or financial condition of Nucon and its Subsidiaries, taken as a whole, or made any disposition of any of its material properties or assets other than in the ordinary course of business;

(b) Made any change or amendment in its certificate of incorporation or by-laws or other governing instruments:

(c) Issued or sold any Equity Securities or other securities, acquired, directly or indirectly, by redemption or otherwise, any such Equity Securities, reclassified, split-up or otherwise changed any such Equity Security, or granted or entered into any options, warrants, calls or commitments of any kind with respect thereto;

(d) Paid, discharged or satisfied any material claim, liability or obligation (absolute, accrued, contingent or otherwise), other that in the ordinary course of business;

(e) Prepaid any material obligation having a maturity of more that 90 day from the date such obligation was issued or incurred:

(f) Cancelled any material debts or waived any material claims or rights, except in the ordinary course of business;

5.7 No Material Adverse Change. Since the date of the Balance Sheet, there has not been any material adverse change in the business or financial condition of Nucon International, Inc., and its Subsidiaries taken as a whole, other than changes resulting from economic conditions prevailing in the United States.

5.8 Broker or Finders. Nucon has not employed any broker or finder or incurred any liability for any brokerage or finder's fees or commissions or similar payments in connection with the exchange of the Shares to Xtreme.

5.9 Transactions with Directors and Officers. Nucon International, Inc., and its Subsidiaries do not engage in business with any Person (other than Nucon) in which any of Nucon's directors or officers has a material equity interest. No director or officer of Nucon International, Inc. owns any property, asset or right, which is material to the business of Nucon and its Subsidiaries, taken as a whole.

6. Representations and Warranties of Xtreme. Xtreme represents and warrants to Nucon as follows:

6.1 Organization of Xtreme. Authorization. Xtreme is a corporation duly organized, validly existing and in good standing under the laws of Nevada, with full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of Xtreme and this Agreement constitutes a valid and binding obligation of Xtreme, enforceable against it in accordance with its terms.

6.2 Broker or Finders. Xtreme has not employed any broker or finder or incurred any liability for any brokerage or finders' fees or commissions or similar payments in connection with any of the transactions contemplated hereby.

6.3 Purchases for Investment. Xtreme is purchasing the shares solely for its own account for the purpose of investment and not with a view to, or for sale in connection with any distribution of any portion thereof in violation of any applicable securities law.

6.4 Conflict as to Xtreme. Neither the execution and delivery of this Agreement nor the performance of Xtreme's obligations hereunder will (a) violate any provision of the certificate of incorporation or by- laws of Xtreme or (b) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to Xtreme.

6.5 Buyer is a publicly traded company, which does trade on the OTCBB, under the symbol of XTRE and has properly filed all documentation with the SEC and will file all proper papers on the completion of this acquisition with the NASD or other applicable bodies necessary to remain a publicly traded company.

6.6 There are no pending or threatened regulatory claims, demands or liabilities of any kind or nature against Xtreme or its assets. There is pending litigation in the matter of Xtreme Webworks v. Marlon, Splain, et. al, Case No. A441230, Dept XIX, District Court, Clark County, Nevada.

6.7 Xtreme has filed all federal, state and local income or other tax returns as required by law; and has a pending tax obligation which is due, and is making further arraignments to retire this tax delinquencies on a monthly bases at the present time there are no tax leans any kind.

6.8 There are currently 5,790,063.6 shares issued and outstanding in Xtreme. The shares, when issued were properly distributed under applicable securities laws, and Buyer has taken no action to cause said stock to lose its free trading status. There are no warrants, option agreements or pending subscription agreements whereby Xtreme is obligated to issue any additional stock to any person.

7. Access and Reporting; Filings with Governmental Authorities.

7.1 Access. Between the date of this Agreement and Closing date, Nucon shall, and shall cause Nucon International, Inc., to, (a) give Xtreme and its authorized representatives reasonable access to all plants, offices, warehouses and other facilities and properties of Nucon International, Inc., and it Subsidiaries and to the books and records of Nucon and its Subsidiaries, (b) permit Xtreme to make inspections thereof, and (c) cause its officers and its advisors to furnish Xtreme with such financial and operating data and other information with respect to the business and properties of Nucon and its Subsidiaries and to discuss with Xtreme and its authorized representatives the affairs of Nucon and its Subsidiaries all as Xtreme may from time to time reasonably requests.

7.2 Exclusivity. From the date hereof until the earliest of the Closing or the termination of this Agreement, Nucon shall not solicit or negotiate or enter into any agreement with any other Person with respect to or in furtherance of any proposal for a merger or business combination involving, or acquisition of any interest in, or (except in the ordinary course of business) sale of assets by, Nucon International, Inc., except for the acquisition of the Shares by Xtreme.

7.3 Publicity. Between the date of this Agreement and the Closing Date. Seller and Buyer shall cause Xtreme to, discuss and coordinate with respect to any public filing or announcement or any internal or private announcement (including any general announcement to employees) concerning the contemplated transaction.

7.4 Confidentiality. Prior to the Closing Date (or at any time if the Closing does not occur) Xtreme shall keep confidential and not disclose to any Person (other than its employees, attorneys, accountants and advisors) or to use (except in connection with the transactions contemplated hereby) all nonpublic information obtained by Xtreme pursuant to Section 7.1. Following the Closing, Nucon shall keep confidential and not disclose to any Person (other than its employees, attorneys, accountants and advisors) or use (except in connection with preparing Tax Returns and conducting proceeds relating to Taxes) any nonpublic information relating to Xtreme and its Subsidiaries. This Section 7.2 shall not be violated by disclosure pursuant to court order or as otherwise required by law, on condition that notice of the requirement for such disclosure is given the other party prior to making any disclosure and the party subject to such requirement cooperates as the other may reasonably request in resisting it. If the Closing does not occur, Xtreme shall return to Nucon, or destroy, all information it shall have received from Nucon International, Inc., in connection with this Agreement and the transactions contemplated hereby together with any copies or summaries thereof or extracts thereof. Nucon and Xtreme shall use their best efforts to cause their respective representatives, employees, attorneys, accountants and advisors to whom information is disclosed pursuant to Sections 7.1 and 7.2 to comply with the provisions of this Section 7.3.

8. Conduct of Nucon International, Inc. Prior to the Closing.

8.1 Operation in Ordinary Course. Between the date of this Agreement and the Closing date, Nucon shall cause Nucon International, Inc., and its subsidiaries to conduct their businesses in all material respects in the ordinary course.

8.2 Business Organization. Between the date of this Agreement and the Closing Date, Nucon shall use its reasonable efforts, and shall cause Nucon International, Inc., and each of its Subsidiaries to use its respective reasonable efforts to (a) preserve substantially intact the business organization of Nucon International, Inc., and each of its Subsidiaries and keep available the services of the present officers and employees of Nucon International, Inc., and each of its Subsidiaries and (b) preserve in all material respects the present business relationships and good will of Nucon International, Inc., and each of its Subsidiaries.

8.3 Corporate Organization. Between the date of this Agreement and the Closing Date, neither Xtreme or Nucon shall not cause or permit any amendment of the certificate of incorporation of by-laws (or other governing instrument) of Nucon International, Inc., or any of its subsidiaries and shall cause Nucon International, Inc., and each of its subsidiaries not to:

(a) Issue, sell or otherwise dispose of any of its Equity Securities, or create, sell or otherwise dispose of any options, rights, conversion rights or other agreements or commitments of any kind relating to the issuance, sale or disposition of any of its Equity Securities.

(b) Sell or otherwise dispose of any Equity Securities of Nucon International, Inc., or any of its subsidiaries, or create or suffer to be created any Encumbrances thereon, or create, sell or otherwise dispose of any options, rights, conversion rights or other agreements or commitments of any kind relating to the sale or disposition of any Equity Securities of Nucon International, Inc., or any of its subsidiaries;

(c) Reclassify, split-up or otherwise change any of its Equity Securities:

(d) Be party to any merger, consolidation or other business combination:

(e) Sell, lease, license or otherwise dispose of any of its properties or assets (including, but not limited to rights with respect to patents and registered trademarks and copyrights or other proprietary rights), in an amount which is material to the business or financial condition of Nucon International, Inc., and its subsidiaries taken as a whole, except in the ordinary course of business.

9. Survival of Representations and Warranties; Indemnification.

9.1 Survival. No representation or warranty contained in this Agreement or in any certificate or document delivered pursuant hereto shall survive the Closing, except for those contained in Sections 5.1, 5.2, 5.3 (only as to Seller), 5.10, 6.1, 6.2, 6.3, 6.4 (the Surviving Representations and Warranties).

9.1 Indemnification by Nucon. Nucon shall indemnify and hold harmless Xtreme and shall reimburse Xtreme for, any loss, liability, damage or expense (including reasonable attorneys fees) (collectively "Damages") arising from or in connection with (a) any inaccuracy in any of the Surviving Representations and Warranties of Nucon in this Agreement or (b) any failure by Nucon to perform or comply with any agreement in this Agreement.

9.2 Indemnification by Xtreme. Xtreme shall indemnify and hold Nucon, and shall reimburse Nucon for, any Damages arising from or in connection with (a) any inaccuracy in any of the Surviving Representations and Warranties of Buyer in this Agreement (b) any failure to perform or comply with any agreement required to have been performed or compiled with prior to Closing Date.

10. Termination.

This Agreement may be terminated before the Closing occurs only as follows:

(a) By written agreement of Nucon and Xtreme at any time.

(b) By Xtreme, by notice to Nucon at any time, if one or more of the conditions specified in Section 3 is not satisfied at the time of Closing (as it may be deferred pursuant to Section 2.1) would otherwise occur of if satisfaction of such a condition is or becomes impossible.

(c) By Nucon or Xtreme, at any time after, if one or more of the conditions specified in Section 3 is not satisfied at the time at which the Closing (as it may be deferred pursuant to Section 2.1) would otherwise occur or if satisfaction of such a condition is or becomes impossible.

11. Effect of Termination

If this Agreement is terminated pursuant to Section 10(a), this Agreement shall terminate without any liability or further obligation of any party to another.

12. Notices.

All notices, consents, assignments and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when

(a) delivered by hand,

(b) sent by telex or Tele-copier (with receipt confirmed), provided that a copy is mailed by registered mail return receipt requested, or

(c) received by the delivery service (receipt requested), in each case to the appropriate addresses, telex numbers and Tele-copier numbers set forth blow (or to such addresses, telex numbers and Tele-copier numbers as a party may designate as to itself by notice to the other parties).

(a) If to Buyer:

Xtreme Companies.
8100 West Sahara Ave Suite 200
Las Vegas, NV 89117
Phone 702-966-0600

(b) If to Seller:

Nucon International, Inc.
350 Kachina Dr.,
Las Vegas, Nevada 89123

13. Miscellaneous

13.1 Expenses. Each party shall bear its own expenses incident to the preparation negotiation execution and delivery of this Agreement and the performance of its obligations hereunder.
13.2 Captions. The captions in this Agreement are for convenience of reference only and shall not be given any effect in the interpretation of this Agreement.

13.3 No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

13.4 Exclusive Agreement; Amendment. This Agreement supersedes all prior agreements among the parties with respect to its subject matter and is intended (with the documents referred to herein) as a complete and exclusive statement of the terms of the agreement among the parties with respect thereto and cannot be changed or terminated really.

13.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered an original, but all of which shall constitute the same instrument.

13.6 Governing Law. This Agreement and (unless otherwise provided) all amendments hereof and waivers and consents hereunder shall be governed by the internal law of the State of Nevada, without regard to the conflicts of law principles thereof.

13.7 Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, provided that neither party may assign its rights hereunder without the consent of the other except that Xtreme may assign its rights (but not its obligations) under this Agreement to its wholly- owned Subsidiary without the consent of Nucon, provided that, after the Closing, no consent of Nucon shall be needed in connection with any merger or consolidation of Xtreme with or into another entity.

Xtreme Companies                 Nucon International, Inc.
By:                              By:
   /S/ Shaun Hadley                 /S/Clayton Kass
   -----------------                ----------------
   President                        President

Dated this 15th day of May 2002   Dated this 15th day of May 2002